                                             TRICO MARINE SERVICES, INC.
                                                                                                                    PAGE 1 OF 2
                                                     EXHIBIT 11.1

                                           COMPUTATION OF EARNINGS PER SHARE

                                 (In thousands, except share and per share amounts)


                                                 Three Months Ended September 30, 2000      Nine Months Ended September 30, 2000
                                                 _____________________________________      ____________________________________
                                                                                Per-                                      Per-
                                                    Loss         Shares         share          Loss         Shares        share
                                                 (Numerator)  (Denominator)     Amount      (Numerator)  (Denominator)    Amount
                                                 ___________  _____________   ________      ___________  _____________   ________
Loss before extraordinary item                   $   (1,594)                                $  (14,830)
                                                 ___________                                ___________

Basic earnings per share

Loss before extraordinary item available to
  common shareholders                                (1,594)    36,004,202     ($0.04)         (14,830)    31,708,358     ($0.47)
                                                                              ========                                   ========

Effect of Dilutive Securities

Stock option grants                                       -              -                          -              -
                                                 ___________    __________                  ___________    ___________

Diluted earnings per share

Loss before extraordinary item available to
  common shareholders plus assumed
  conversions                                    $   (1,594)    36,004,202     ($0.04)      $  (14,830)    31,708,358     ($0.47)
                                                 ===========    ==========    ========      ===========    ==========    ========


Extraordinary item                               $        -                                   $    715
                                                 ___________                                ___________

Basic earnings per share

Extraordinary item available to
  common shareholders                                     -     36,004,202      $0.00              715      31,708,358      $0.02
                                                                               =======                                     ======

Effect of Dilutive Securities

Stock option grants                                       -              -                           -               -
                                                 ___________    __________                  ___________     ___________

Diluted earnings per share

Extraordinary item available to common
  shareholders plus assumed conversions          $        -     36,004,202      $0.00        $     715       31,708,358     $0.02
                                                 ===========    ==========     =======       ===========     ===========   ======


Net loss                                         $   (1,594)                                 $ (14,115)
                                                 ___________                                 ___________

Basic earnings per share

Net loss available to common
  shareholders                                       (1,594)    36,004,202     ($0.04)         (14,115)      31,708,358     $0.45)
                                                                               =======                                     =======

Effect of Dilutive Securities

Stock option grants                                       -              -                           -                -
                                                 ___________    ___________                  __________      ___________

Diluted earnings per share

Net loss available to common
  shareholders plus assumed conversions          $   (1,594)    36,004,202      ($0.04)      $  (14,115)     31,708,358     ($0.45)
                                                 ============   ============    =======      ===========     ==========     =======

                                             TRICO MARINE SERVICES, INC.
                                                                                             PAGE 2 OF 2
                                                     EXHIBIT 11.1

                                           COMPUTATION OF EARNINGS PER SHARE

                                 (In thousands, except share and per share amounts)



                                                 Three Months Ended September 30, 1999      Nine Months Ended September 30, 1999
                                                _______________________________________    ______________________________________
                                                                                Per-                                      Per-
                                                    Loss         Shares         share          Loss         Shares        share
                                                 (Numerator)   (Denominator)    Amount      (Numerator)  (Denominator)    Amount
                                                ____________  _______________  ________    _____________ _____________   ________
Loss before extraordinary item                   $   (7,816)                                $  (24,165)
                                                 ___________                                ___________

Basic earnings per share

Loss before extraordinary item available to
     common shareholders                             (7,816)     28,385,079     ($0.28)         (24,165)    23,942,273     ($1.01)
                                                                               ========                                    =======

Effect of Dilutive Securities

Stock option grants                                        -             -                           -              -
                                                ____________    ____________                  ___________   ___________

Diluted earnings per share

Loss before extraordinary item available to
     common shareholders plus assumed
     conversions                                 $   (7,816)     28,385,079     ($0.28)     $  (24,165)     23,942,273     ($1.01)
                                                 ===========    ============   ========    =============   ============   ========



Extraordinary item                               $      -                                   $   (1,830)
                                                ___________                                 ____________

Basic earnings per share

Extraordinary item available to
     common shareholders                                -        28,385,079      $0.00          (1,830)      23,942,273    ($0.08)
                                                                               ========                                   ========

Effect of Dilutive Securities

Stock option grants                                     -                -                           -                -
                                              _____________     ____________                ____________     ___________

Diluted earnings per share

Extraordinary item available to common
     shareholders plus assumed conversions       $      -         28,385,079     $0.00      $   (1,830)      23,942,273    ($0.08)
                                              =============     =============   =======    =============    ============  ========



Net loss                                         $   (7,816)                                 $ (25,995)
                                              ______________                                ____________

Basic earnings per share

Net loss available to common
     shareholders                                    (7,816)      28,385,079    ($0.28)        (25,995)      23,942,273    ($1.09)
                                                                               ========                                   ========

Effect of Dilutive Securities

Stock option grants                                       -                -                         -                -
                                               _____________      ____________              _____________    ____________

Diluted earnings per share

Net loss available to common
     shareholders plus assumed conversions       $   (7,816)       28,385,079   ($0.28)      $  (25,995)     23,942,273    ($1.09)
                                               =============      ============  ========    ==============  =============  =======